NeoSystems, Corp.

Independent Auditor’s Report

To the Stockholders
NeoSystems, Corp.
Tysons Corner, Virginia

Report on the Financial Statements
We have audited the accompanying financial statements of NeoSystems, Corp., which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoSystems, Corp. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP
McLean, Virginia

April 26, 2017

NeoSystems, Corp.

Balance Sheets
December 31, 2016 and 2015
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$2,662,891	$6,163,998
Accounts receivable, net	5,540,963	7,532,506
Note receivable, net	206,930	204,683
Prepaid software licenses and maintenance	231,225	387,676
Prepaid expenses and other current assets	591,040	114,440
Total current assets	9,233,049	14,403,303
Property and equipment, net	3,643,631	3,897,095
Other assets	614,184	590,713
Total assets	$13,490,864	$18,891,111
Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable, current portion	$4,491,941	$620,180
Capital lease obligations, current portion	110,227	172,084
Accounts payable and accrued expenses	844,229	1,156,742
Accrued compensation, benefits and related liabilities	1,960,985	3,315,574
Deferred revenue	297,847	117,604
Total current liabilities	7,705,229	5,382,184
Long-term liabilities:
Notes payable, net of current portion, discount and net deferred charges	177,352	4,695,888
Capital lease obligations, net of current portion	-	109,388
Derivative liability	471,470	1,278,038
Deferred compensation liability	266,223	319,969
Deferred tax liability	383,645	1,533,768
Deferred rent	2,032,189	2,219,031
Total long-term liabilities	3,330,879	10,156,082
Total liabilities	11,036,108	15,538,266
Stockholders’ equity:
Series A preferred stock, $.001 par value, 778,432 shares authorized, 521,962 shares issued and outstanding	522	522
Common stock, no par value, 7,000,000 shares authorized, 3,507,419 and 3,499,919 shares issued and outstanding in 2016 and 2015, respectively	3,427,654	3,218,768
Additional paid-in capital	1,250,383	1,136,716
Accumulated deficit	(2,223,803)	(1,003,161)
Total stockholders’ equity	2,454,756	3,352,845
Total liabilities and stockholders’ equity	$13,490,864	$18,891,111

See notes to financial statements.

NeoSystems, Corp.

Statements of Operations
Years ended December 31, 2016 and 2015

	2016	2015
Revenue	$29,821,204	$40,503,491
Cost of sales:
Service labor	9,524,671	12,668,563
Other cost of sales	2,134,675	3,014,352
Total cost of sales	11,659,346	15,682,915
Gross margin	18,161,858	24,820,576
Selling, general and administrative expenses	20,256,251	20,667,945
(Loss) income from operations	(2,094,393)	4,152,631
Gain (loss) on fair value derivative liability	806,568	(230,589)
Other income	25,077	40,483
Interest expense	(1,229,479)	(1,340,708)
(Loss) income before income taxes	(2,492,227)	2,621,817
Income tax benefit (expense)	1,385,252	(1,337,514)
Net (loss) income	$(1,106,975)	$1,284,303
See notes to financial statements.

NeoSystems, Corp.

Statements of Stockholders’ Equity
Years ended December 31, 2016 and 2015

	Series A Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Series A Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance, December 31, 2014	521,962	$522	3,435,426	$2,979,968	$1,032,812	$(2,183,560)	$1,829,742
Accretion of preferred stock to redemption value	-	-	-	-	103,904	(103,904)	-
Exercise of stock options	-	-	64,493	63,516	-	-	63,516
Stock based compensation	-	-	-	175,284	-	-	175,284
Net income	-	-	-	-	-	1,284,303	1,284,303
Balance, December 31, 2015	521,962	522	3,499,919	3,218,768	1,136,716	(1,003,161)	3,352,845
Accretion of preferred stock to redemption value	-	-	-	-	113,667	(113,667)	-
Exercise of stock options	-	-	7,000	9,280	-	-	9,280
Stock based compensation	-	-	-	199,606	-	-	199,606
Net loss	-	-	-	-	-	(1,106,975)	(1,106,975)
Balance, December 31, 2016	521,962	$522	3,506,919	$3,427,654	$1,250,383	$(2,223,803)	$2,454,756
See notes to financial statements.

NeoSystems, Corp.

Statements of Cash Flow
Years ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities:
Net (loss) income	$(1,106,975)	$1,284,303
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
(Gain) loss on fair value of derivative liability	(806,568)	230,589
Reduction of note receivable in exchange for subscription services	47,753	-
Bad debt (recoveries) expense	(120,119)	35,302
Paid-in-kind interest	83,369	92,811
Amortization of debt discount and deferred charges	511,746	620,004
Depreciation and amortization	1,116,075	924,509
Deferred rent	(186,842)	263,176
Deferred income taxes	(1,150,123)	1,012,202
Stock based compensation	199,606	175,284
Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	2,061,662	(1,943,424)
Prepaid software licenses and maintenance	156,451	154,379
Prepaid expenses and other current assets	(476,600)	105,318
Other assets	3,874	(85,727)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(312,513)	65,156
Accrued compensation, benefits and related liabilities	(1,354,589)	888,283
Deferred compensation liability	(53,746)	(58,404)
Deferred revenue	180,243	(35,423)
Net cash (used in) provided by operating activities	(1,207,296)	3,728,338
Cash flows from investing activities:
Payments received on note receivable	-	9,929
Contributions to life insurance policy assets	(27,347)	(26,967)
Purchase of property and equipment	(862,609)	(1,867,828)
Net cash used in investing activities	(889,956)	(1,884,866)
Cash flows from financing activities:
Exercise of stock options	$9,280	$63,516
Principal payments on notes payable	(1,241,890)	(595,434)
Principal payments on capital lease obligations	(171,245)	(209,571)
Net cash used in financing activities	(1,403,855)	(741,489)
Net (decrease) increase in cash	(3,501,107)	1,101,983
Cash and cash equivalents:
Beginning	6,163,998	5,062,015
Ending	$2,662,891	$6,163,998
Supplemental disclosures of cash flow information:
Cash paid during year for interest	$919,276	$950,361
Cash paid during the year for taxes	$-	$135,000
Supplemental schedule of noncash investing and financing activities:
Accretion of redemption value on Series A preferred stock	$113,667	$103,904
See notes to financial statements

NeoSystems, Corp.

Notes to Financial Statements

Note 1.
Nature of Business and Significant Accounting Policies

Nature of organization: NeoSystems, Corp. (NeoSystems or the Company) was incorporated in the Commonwealth of Virginia on January 28, 2003, and provides full-scope, on-site, business accounting services to companies contracting with the federal government as well as companies within other industries. NeoSystems is headquartered in Tysons Corner, Virginia.

A summary of the Company’s significant accounting policies follows:

Cash and cash equivalents: The Company considers highly liquid debt investments with an original maturity of less than three months to be cash equivalents.

The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation (FDIC) covers $250,000 for substantially all depository accounts. The Company from time to time may have amounts on deposit in excess of the insured limits.

Accounts receivable: Accounts receivable are stated at the amount management expects to collect from balances outstanding at year-end. Unbilled receivables are included in accounts receivable and include invoices that were billed subsequent to year-end.

The Company bases its allowance for doubtful accounts on a review of current outstanding receivables, historical collection information on its receivables, and existing economic conditions. The Company provides for the amounts of receivables estimated to become uncollectible in the future by maintaining an allowance for doubtful accounts. This allowance was $299,865 and $320,484 at December 31, 2016 and 2015, respectively. Accounts receivable are written off when deemed uncollectible.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on past due amounts.

Prepaid software licenses and maintenance: The Company purchases software licenses and maintenance on behalf of their clients as part of their service offerings. The costs associated with these licenses and maintenance agreements are amortized to direct costs over the license or maintenance period.

Property and equipment: Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight-line method over estimated useful lives ranging from three to seven years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease. Amortization of equipment under capital lease obligations is computed using the straight-line method over the lesser of the lease term or the useful life of the equipment.

Deferred charges: Deferred charges are financing fees being amortized using an effective interest rate method over the life of the related loan. Amortization expense was $284,912 and $322,468 for the years ended December 31, 2016 and 2015, respectively.

Life insurance policies: The Company is the beneficiary of life insurance policies on certain executives. The cash surrender value of these policies totaled $532,334 and $504,987 for the years ended December 31, 2016 and 2015, respectively, and is included in other assets on the balance sheets.

Note 1.          Nature of Business and Significant Accounting Policies (Continued)

Deferred rent: The Company recognizes the total cost of its operating leases ratably over the lease term. The difference between rent payments and rent expense is reflected as deferred rent on the balance sheets.

Income taxes: Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered in income. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized.

Management has evaluated all other tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at December 31, 2016. The Company is no longer subject to U.S. federal or state and local tax examinations by tax authorities for years before 2013.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. During the year ended December 31, 2016, the Company did not recognize any such amounts related to interest and penalties.

Revenue recognition: The Company recognizes revenue when a contract has been executed, the contract price is fixed and determinable, delivery of the product or service has occurred, and collectability of the contract price is reasonably assured. The Company performs work under time-and-material and cost plus fixed fee (CPFF) contracts. Revenue on time-and-material contracts are recognized based upon time (at established rates) and other direct costs incurred. Revenue on CPFF contracts is recognized based on actual allowable costs plus a fixed fee. Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.

Use of estimates: In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. These estimates include assessing the collectability of accounts receivable, assessing the useful lives and impairment of assets, and determining the fair value of stock options issued during the year and the fair value of preferred stock and the derivative liability as of year-end. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary. Actual results could differ from those estimates.

Stock-based compensation expense: The Company accounts for stock-based compensation in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic, Compensation – Stock Compensation, which requires the recognition of the expense related to the fair value of the stock-based compensation awards within the statements of income. Stock-based compensation expense is recognized for stock-based payments granted based on the grant date fair value estimated in accordance with the provisions of this topic. The expense is recognized using the straight-line method, over the requisite service period, estimated to be three years for most option grants. Stock-based compensation expense recognized in the statements of operations is based on awards ultimately expected to vest, which requires management to estimate forfeitures. This topic requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Note 1.          Nature of Business and Significant Accounting Policies (Continued)

The Company uses the Black-Scholes Option-Pricing Model (Black-Scholes model) to value stock-based awards granted. The Company’s determination of the fair value of stock-based payments on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. Determining the fair value of stock-based awards at the grant date requires judgment about expected volatility, terms, and estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates, stock-based compensation expense and the Company’s results of operations could be materially affected.

Fair value: The Company records certain liabilities and equity instruments at their fair value. The carrying amounts of the Company’s financial instruments, including cash, accounts receivable, payables and other current assets approximate fair value due to their short maturities.

In accordance with ASC 820, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. In the absence of actively quoted market prices, the Company uses observable market-based inputs or independently sources parameters to measure fair value. The Company classifies its assets and liabilities that are carried at fair value in accordance with ASC 820’s three-level hierarchy:

Level 1:
Quoted prices (unadjusted) in active markets for identical assets and liabilities

Level 2:
Inputs other than quoted prices that are either directly or indirectly observable for the asset or liability

Level 3:
Unobservable inputs for the asset or liability, including situations where there is little, if any, market activity for the asset or liability

Derivatives: The Company uses an option pricing model to determine the fair value of the derivative liability related to the conversion features included in the Series A Preferred stock. The Company derives the fair value of the conversion feature using the common stock price, the conversion price of the embedded stock, the risk-free interest rate, the historical volatility and the Company’s dividend yield. The expected volatility is based on historical volatility of comparable public companies. The fair value of the conversion feature is classified as Level 3 within the Company’s fair value hierarchy.

Convertible equity: The Company accounts for hybrid contracts that feature conversion options in accordance with ASC 815, Derivatives and Hedging Activities. ASC 815 requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics of the host contract, (b) the hybrid instrument that embodies both the embedded derivative and the host contract is not re-measured at fair value under the applicable generally accepted accounting principles (GAAP) with changes in fair value reporting in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Note 1.          Nature of Business and Significant Accounting Policies (Continued)

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than the feature in the hybrid contract generally result in their bifurcation from the host instrument. The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should be bifurcated from their host instrument, in accordance with ASC 815. Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contracts are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value with the changes in fair value reported in results of operations.

Recent accounting pronouncements: In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09, Revenue From Contracts With Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Additionally, there have been various updates issued in 2015 and 2016 to clarify the guidance in ASC Topic 606. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The updated standard becomes effective for the Company in the first quarter of fiscal year 2019. The Company has not yet selected a transition method and is currently evaluating the effect that the updated standard will have on the financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. The Company adopted ASU 2014-15 in 2016. The adoption of ASU 2014-15 did not have a material effect on the Company’s financial statements or disclosures.

In April 2015, the FASB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This ASU requires the debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability consistent with debt discounts. This guidance does not apply to the lines of credit, accordingly the FASB would not object to presenting the deferred issuance costs related to a line of credit as an asset. The Company adopted ASU 2015-03 retrospectively in 2016 and has therefore classified debt net of the deferred charges in 2016 and 2015.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The Company adopted this standard in 2016 and has presented all deferred tax liabilities as long term in 2016 and 2015.

In February 2016, the FASB issued ASU 2016-02, Leases (FASB Topic 842), which will update the existing guidance on accounting for leases and require new qualitative and quantitative disclosures about the Company’s leasing activities. The new standard requires the Company to recognize lease assets and lease liabilities on the balance sheet for all leases under which the Company is the lessee, including those classified as operating leases under previous accounting guidance. The new standard allows the Company to make an accounting policy election not to recognize on the balance sheet lease assets and liabilities for leases with a term of 12 months or less. The new standard will be effective for the Company for annual reporting periods beginning on January 1, 2020, with early adoption permitted. In transition, lessees are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that the Company may elect to apply. The Company is currently evaluating the expected impact of the adoption of this standard on its financial statements and related disclosures.

Note 1.          Nature of Business and Significant Accounting Policies (Continued)

In April 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718): Improvements to Employee Share Based Payment Accounting, to reduce the complexity of certain aspects of the accounting for employee share-based payment transaction. For private companies, the ASU is effective for annual periods beginning after December 15, 2017. Early adoption is permitted. The Company is currently evaluating the methods and impact on the financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 will be effective for the Company on January 1, 2019. The Company is currently evaluating the impact the adoption of this guidance will have on its statement of cash flows.

Note 2.
Accounts Receivable

Accounts receivable consists of the following as of December 31, 2016 and 2015:

	2016	2015
Billed trade accounts receivable	$3,732,872	$5,443,977
Unbilled trade accounts receivable	2,107,956	2,409,013
Allowance for doubtful accounts	(299,865)	(320,484)
	$5,540,963	$7,532,506

Note 3.
Note Receivable

On June 30, 2010, the Company sold its interest in ProvatoHR, Inc. (Provato), a previously consolidated subsidiary. Effective October 1, 2010, the Company reached an agreement with Provato to consolidate receivables into a five-year term note, originally maturing in October 2015. The note bears interest at a rate of 4.5% per annum and required monthly payments of principle plus interest in the amount of $7,386. As of December 31, 2015, the note had been adjusted for a management reserve of $50,000 for potentially uncollectible amounts.

Effective April 1, 2016, a subscription service agreement was entered into by Provato and the Company to settle the balance on the note of $254,683. Based on the terms of the agreement, the Company will receive a 48-month software subscription. The monthly subscription fee of $5,306 will reduce the amount outstanding on the note over the term of the subscription and will reduce the note receivable to zero. As a result of this modified agreement, management removed the reserve of $50,000. The balance of the note receivable at December 31, 2016 and 2015, was $206,930 and $204,683, respectively.

Note 4.
Property and Equipment

Property and equipment consists of the following as of December 31, 2016 and 2015:

	2016	2015
Equipment and hardware	$3,314,765	$2,781,458
Computer software	2,107,944	1,819,027
Vehicles	233,837	233,837
Leasehold improvements	2,822,893	2,782,506
Furniture and fixtures	1,531,118	1,531,118
	10,010,557	9,147,946
Less accumulated depreciation and amortization	6,366,926	5,250,851
	$3,643,631	$3,897,095

Total depreciation and amortization expense for the years ended December 31, 2016 and 2015, was $1,116,075 and $924,509, respectively.

Assets purchased under the terms of non-cancelable capital leases were $1,160,919 at December 31, 2016 and 2015. Amortization expense for capital leased assets was $76,233 and $108,128 for the years ended December 31, 2016 and 2015, respectively. Accumulated amortization on these assets totaled $847,657 and $771,424 at December 31, 2016 and 2015, respectively.

Note 5.
Debt

The Company entered into a note payable effective August 14, 2014, for a total principal amount of $2,500,000. Principal payments are due monthly in the amount of $56,514, with the remaining principal amount and any accrued interest due in full on August 14, 2018. Interest is due monthly at a rate equal to the prime rate plus 0.75% (4.5% and 4.25% at December 31, 2016 and 2015, respectively). Interest expense recorded on this note was $62,358 and $82,739 for the years ended December 31, 2016 and 2015, respectively. The note is collateralized by substantially all assets of the Company and is subject to certain financial covenants. At December 31, 2016, the Company was in default of these covenants and had obtained a waiver from the lender. The balance on this note was $1,099,824 and $1,715,639 at December 31, 2016 and 2015, respectively.

Also on August 14, 2014, the Company entered into a loan and securities purchase agreement with a financial investor for a total of $5,500,000 for 521,962 shares of Series A Preferred stock and a note payable with an original principal amount of $4,500,000. Additional principal is available for future borrowings up to $2,000,000. Any additional borrowings would also result in additional Series A Preferred shares being issued based on an agreed upon formula. All principal and accrued but unpaid interest is due in full on August 14, 2019. Payment was made in September 2016 in the amount of $626,075. Interest accrues and is due monthly at a rate of 13.25% and 11.75%, respectively, of which 2.75% and 1.25% at December 31, 2016 and 2015, respectively is considered paid-in-kind interest. Total interest recorded on this note in 2016 totaled $578,000, of which approximately $83,000 was considered paid-in-kind and was accrued to the balance of principal. Total interest recorded on this note in 2015 totaled $601,000, of which approximately $93,000 was considered paid-in-kind and was accrued to the balance of principal. The note requires excess cash flow payments when excess cash, as defined, exists and is subject to certain financial covenants. As of December 31, 2016, the Company was in default of their covenants and was not able to obtain a waiver from the lender. As such, the remaining balance at December 31, 2016 is classified as a current liability on the balance sheet. The balance on this note was $4,089,617 and $4,632,323 at December 31, 2016 and 2015, respectively.

Note 5.             Debt (Continued)

As discussed in Note 6, the loan and securities purchase agreement was considered a hybrid instrument and the various features of the instrument, including the loan, Series A preferred stock and a related conversion feature associated with the preferred stock. The various features were recognized at their relative fair value, resulting in the recording of a debt discount totaling $898,497, which is being amortized and recorded as interest expense over the related term of the note. Amortization of approximately $226,834 and $297,500 was recorded during 2016 and 2015, respectively, as interest expense in the statements of operations.

Notes payable, deferred charges and issuance costs consist of the following as of December 31, 2016 and 2015:

	2016	2015
Notes payable	$1,099,824	$1,715,639
Subordinated note payable	4,089,617	4,632,323
Total notes payable	5,189,441	6,347,962
Less deferred charges	(260,910)	(545,822)
Total notes payable, net of deferred charges	4,928,531	5,802,140
Less current maturities, net of deferred charges	(4,491,941)	(620,180)
Total debt, net deferred charges and current maturities	436,590	5,181,960
Less unamortized debt discount	(259,238)	(486,072)
Total	$177,352	$4,695,888

Future principal payments required on long-term and current debt are as follows:

Years ending December 31:
2017	$641,250
2018	458,574
2019	4,089,617
$5,189,441

Note 6.
Derivative Liability

The Company analyzed the loan and securities agreement referred to in Note 5 based on the provisions of ASC 815 and determined that the conversion options within the Series A Preferred stock qualify as embedded derivatives. For derivative instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then revalued at each reporting date. The Company estimated the fair value of the embedded derivative using an option pricing model as it was determined that the down-round provisions were not probable of occurring. Based on the option pricing model, the fair value at inception of the embedded derivatives was determined to be $899,561 and the Company recorded a related derivative liability. The embedded derivative is revalued at the end of each reporting period and any resulting gain or loss is recognized as a current period change to operations. The fair value as of December 31, 2016 and 2015, was $471,470 and $1,278,038, respectively, resulting in a gain (loss) on fair value adjustment of $806,568 and $(230,589) recorded on the statements of operations, respectively.

Note 6.           Derivative Liability (Continued)

The fair value of the embedded conversion feature was calculated using the following factors and assumptions:

	2016	2015
Expected dividend yield	0%	0%
Risk-free interest rate	1.6%	1.7%
Expected option term	5	5
Volatility	50.00%	50.00%

The expected volatility of the underlying share price granted was estimated using the historical volatility of companies in similar industries as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future. The expected term represents the period of time until expected conversion. The risk-free interest rate for periods within the expected term of the underlying security is based on the U.S. Treasury yield curve in effect at December 31, 2016 and 2015.

Note 7.
Income Taxes

The provision for income tax (benefit) expense consists of the following for the years ended December 31, 2016 and 2015:

	2016	2015
Current tax (benefit) expense:
Federal	$(72,559)	$227,413
State	(162,570)	97,899
	(235,129)	325,312
Deferred tax (benefit) expense:
Federal	(1,033,888)	906,582
State	(116,235)	105,620
	(1,150,123)	1,012,202
	$(1,385,252)	$1,337,514

The differences between the U.S. federal statutory rate of 34% and the actual tax rate for the years ended December 31, 2016 and 2015, is attributable to state taxes and items that are not deductible for federal tax purposes.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company pays taxes on the cash method of accounting. The following is a summary of the significant components of the Company’s deferred tax assets and liabilities as of December 31, 2016 and 2015:

Note 7.         Income Taxes (Continued)

	2016	2015
Net operating loss	$1,305,116	$-
AMT credit	88,542	-
Basis in property and equipment	(1,018,346)	(1,134,846)
Accrual to cash	(758,957)	(398,922)
Deferred tax liability, net	$(383,645)	$(1,533,768)

Loss carryforwards for tax purposes as of December 31, 2016, totaling approximately $3,300,000 begin expiring in 2017.

Note 8.
Series A Preferred Stock

The Company has authorized 778,432 shares of preferred stock, all of which have been designated as Series A shares. As discussed in Note 5, 521,962 shares were issued in conjunction with the loan and securities purchase agreement and were recorded at their relative fair value of $998,936 at the date of issuance. The Series A shares accrue dividends cumulatively at a rate of 10% per annum on the original issue price of $1,000,000 and are entitled to vote based on the number of whole shares of common stock into which the shares of preferred stock are convertible. Cumulative undeclared dividends are $250,333 and $136,667 as of December 31, 2016 and 2015, respectively. The Series A shares are convertible at any time and are automatically converted at the earlier of (a) the consummation of the sale of common stock in an underwritten public offering or (b) the event or time specified by a majority of the holders of the then outstanding preferred stock. The conversion price for the Series A shares is $1.75. As discussed in Note 6, this conversion feature was evaluated and determined to be a beneficial conversion feature for which bifurcation and separate recognition at fair value is required.

In the event of a liquidation event, the Series A stockholders are entitled to receive the original issue price plus all accrued and unpaid dividends prior to any distributions to the common stockholders. In addition, the holders of a majority of the then outstanding shares of preferred stock have the right to demand redemption by the Company by giving written notice any time after a redemption event occurs. A redemption event is defined as (a) the repayment in full of the outstanding principal on the related notes discussed in Note 5; provided that, if repayment in full results from a mandatory prepayment related to the sweep of excess cash flow, then the redemption event will be the date that is six months after the occurrence of such repayment, (b) the acceleration of the related notes following an event of default as defined in loan and securities purchase agreement, or (c) the occurrence of the maturity date, which is August 14, 2019. The price per share paid to redeem the preferred stock will be the greatest of (a) the original issue price of the shares plus all accrued and unpaid dividends as of the redemption date, (b) the fair market value of such share, and (c) the 8 times EBITDA amount of such share, as defined in the Amended and Restated Articles of Incorporation. The Series A Preferred stock is being accreted up to its redemption value each reporting period, which was determined to be $1,250,333 and $1,136,667 as of December 31, 2016 and 2015, respectively.

Note 9.
Stock Option Plan

The Company maintains a stock option plan (the Stock Option Plan) under which the stockholders, directors, key employees, and consultants of the Company may receive options to purchase shares of the Company’s common stock at a specified price during specified time periods. There are 2,000,000 shares reserved and available for equity incentive plans. The option price is equal to the estimated fair market value at the time the option is granted. Vested options expire, if not exercised, by the earlier of ten years after the date of grant or the period specifically provided for within the plan. Options for the Stock Option Plan are granted at the Board of Directors’ discretion. Options vest at a rate of 25% per year on the first anniversary of the grant date and on a monthly basis thereafter for three years.

The fair market value of each stock option award is estimated on the date of grant using the Black-Scholes model. The following assumptions were used for options issued for the years ended December 31, 2016 and 2015:

	2016	2015
Expected dividend yield	0%	0%
Risk-free interest rate	1.6%	1.7%
Expected option term	5.90 years	5.89 years
Volatility	18.24%	29.48%

Pursuant to the Compensation topic of the FASB ASC, the expected volatility of the options granted may be estimated using the historical volatility of companies in similar industries as a substitute for the historical volatility of the Company’s common shares, which is not determinable without an active external or internal market. The expected dividends are based on the Company’s historical issuance and management’s expectations for dividend issuance in the future.

The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at December 31, 2016 and 2015.

The Company recognized compensation expense in the amounts of $199,606 and $175,284 for the years ended December 31, 2016 and 2015, respectively.

Note 9.          Stock Option Plan (Continued)

The following is a summary of stock option activity and related information for the years ended December 31, 2016 and 2015:

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding, December 31, 2015	1,510,695	$2.96
Granted	254,469	4.13
Exercised	(7,000)	1.19
Forfeited and expired	(282,238)	3.20
Outstanding, December 31, 2016	1,475,926	$3.14	5.73

Exercisable, December 31, 2016	1,032,923	$2.88	4.65

The weighted-average grant-date fair value of options granted during the years ended December 31, 2016 and 2015, was $0.87 and $1.09, respectively. The exercise price range for outstanding options at December 31, 2016 and 2015, was $0.73 to $4.51.

There was $310,047 and $352,185 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Stock Option Plan as of December 31, 2016 and 2015, respectively. That cost was expected to be recognized over a weighted-average remaining period of 1.2 and 1.3 years as of December 31, 2016 and 2015, respectively.

Note 10.
Retirement Plans

401(k) plan: The Company has a 401(k) profit sharing plan (the Profit Sharing Plan) which is available to all employees who are at least 18 years of age. The Profit Sharing Plan allows eligible employees to defer up to 100% of their compensation (subject to Internal Revenue Service Code limitations) through a salary reduction agreement between the employee and the Company.

The Company may make discretionary contributions to the Plan, to be determined during each plan year. The Company recorded contributions to the Plan of $685,790 and $619,374 for the years ended December 31, 2016 and 2015, respectively.

409(a) deferred compensation plan: The Company has a 409(a) deferred compensation plan (the Deferred Compensation Plan) that allows certain members of Management to defer up to 85% of their annual salary and up to 100% of any bonus. Company matching contributions were made on a dollar for dollar basis for the first 10% of compensation deferred until 2009 when matching was discontinued at the discretion of management as permitted under the Deferred Compensation Plan. The vesting of the Company match is based on the employee’s years of service with 20% vesting for each year of service beginning in year two.

Amounts payable to participants in the Profit Sharing Plan and the Deferred Compensation Plan, including the vested company match are recorded as long-term liabilities in the accompanying balance sheets as a deferred compensation liability and totaled $266,223 and $319,969 for the years ended December 31, 2016 and 2015, respectively.

Note 11.
Leases and Other Commitments

Leases: The Company leases equipment and office space under various noncancelable capital and operating leases, which expire on various dates through 2023. The future minimum lease payments under capital and operating leases and service commitments are as follows:

	Operating	Capital
Years ending December 31:
2017	$1,469,138	$113,332
2018	1,507,165	-
2019	1,546,187	-
2020	1,586,224	-
2021	1,627,295	-
Thereafter	1,008,920	-
Total minimum payments	$8,744,929	113,332
Less interest		3,105
		$110,227

Rent expense for the year ended December 31, 2016, was $1,093,797, net of sublease income of $122,908. Rent expense for the year ended December 31, 2015, was $823,378, net of sublease income of $309,303. Rent expense is included in selling, general and administrative expenses on the statements of operations. As of December 31, 2016, there was one remaining sublease that rents space on a month to month basis.

Letter of credit: The Company maintains a standby letter of credit in the amount of $354,373 as a security deposit for its office lease. This letter of credit is renewable by request of the Company each March. There were no amounts drawn on the letter of credit during the years ended December 31, 2016 or 2015.

Note 12.
Contingencies

The Company is subject to legal proceedings and claims, which arise in the ordinary course of its business. Although there can be no assurance as to the ultimate disposition of these matters, it is the opinion of the Company’s management, based upon the information available at this time, that the expected outcome of these matters, individually or in the aggregate, will not have a material adverse effect on the results of operations and financial position of the Company. It is also the opinion of the Company’s management that the Company maintains an adequate level of insurance to handle the legal claims in the ordinary course of business.

Note 13.
Subsequent Events

Management has reviewed subsequent events through April 26, 2017, the date the financial statements were available to be issued.

In January 2017, the Company prepaid $2,000,000 principal on their loan agreement.